UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

APOGENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11091	22-2849508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Penhallow Street Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)

(603) 433-6131

Registrant’s telephone number, including area code

Item 5. Other Events

Apogent Technologies Inc. (NYSE: AOT), a leading manufacturer of clinical diagnostic and life science research products, on July 28, 2004 reported financial results for the third quarter and nine months ended June 30, 2004.

During the third quarter, Apogent completed certain restructuring activities at businesses within its Research Group, which resulted in special charges. Also in the third quarter, Apogent incurred transaction expenses associated with the pending merger with Fisher Scientific International Inc.

Including the impact of the special items, on a U.S. GAAP basis, income and diluted earnings per share from continuing operations for the third quarter of fiscal 2004 were $34.7 million and $0.36, respectively. These results compare with income and diluted earnings per share from continuing operations for the third quarter of fiscal 2003 of $35.7 million and $0.36, respectively.

Including the impact of the special items, on

a U.S. GAAP basis, income and diluted earnings per share from continuing operations for the nine months ended June 30, 2004 were $97.2 million and $1.05, respectively. These results compare with income and diluted earnings per share from continuing operations for the nine months ended June 30, 2003 of $95.4 million and $0.92, respectively.

	Three Months Ended June 30,		Nine Months Ended June 30,
	(In Thousands, Except Per Share Data)
	2004	2003	2004	2003
U.S GAAP
Income from continuing operations	$34,694	$35,704	$97,216	$95,383

Diluted earnings per common share from continuing operations	$0.36	$0.36	$1.05	$0.92

Weighted average diluted shares outstanding	95,812	100,526	92,884	104,056

Net sales for the third quarter were $307.7 million, compared with $278.5 million in the same period last year, an increase of 10.5%. Net sales for the nine months ended June 30, 2004 were $884.3 million, compared with $812.9 million in the same period last year, an increase of 8.8%.

Quarterly and year-to-date comparisons of net sales by business segment are as follows:

	Three Months Ended June 30,		% Total Sales Increase
(in thousands)	2004	2003
Business Segment
Clinical Group	$141,298	$127,818	10.5%
Research Group	166,403	150,660	10.4%

Total	$307,701	$278,478	10.5%

	Nine Months Ended June 30,		% Total Sales Increase
(in thousands)	2004	2003
Business Segment
Clinical Group	$409,775	$379,747	7.9%
Research Group	474,515	433,167	9.5%

Total	$884,290	$812,914	8.8%

Apogent’s net sales by geographic area are as follows:

	Three Months Ended June 30,
(in thousands)	2004	2003
Geographic Area
North America	$222,701	$203,894
Europe	58,358	51,416
Asia	19,488	17,327
Other	7,154	5,841

Total	$307,701	$278,478

	Nine Months Ended June 30,
(in thousands)	2004	2003
Geographic Area
North America	$629,890	$594,604
Europe	174,470	152,486
Asia	59,394	49,413
Other	20,536	16,411

Total	$884,290	$812,914

DETAILED FINANCIAL RESULTS

Please refer to the financial statements below when reviewing the following financial information.

Gross profit and margin were $145.3 and 47.2% for the quarter, compared with gross profit and margin of $133.7 and 48.0% for the third quarter of fiscal 2003. Gross profit and margin were $418.1 and 47.3% for the nine months ended June 30, 2004, compared with gross profit and margin of $389.8 million and 48.0% for the nine months ended June 30, 2003.

Selling, general and administrative expenses were $81.7 million for the third quarter of fiscal 2004, compared with $70.4 million for the third quarter of fiscal 2003. Selling, general and administrative expenses were $237.5 million for the nine months ended June 30, 2004, compared with $210.7 million for the nine months ended June 30, 2003.

Operating income and margin were $63.6 million and 20.7% of net sales for the third quarter of fiscal 2004, compared with $63.3 million and 22.7% of net sales for the second quarter of fiscal 2003. Operating income and margin were $180.6 million and 20.4% of net sales for the nine months ended June 30, 2004, compared with $179.1 and 22.0% of net sales for the nine months ended June 30, 2003.

Net income and margin for the three months ended June 30, 2004 were $34.3 million and 11.1% of net sales, compared to $35.5 million and 12.8% of net sales for the same period in 2003. Net income and margin for the nine months ended June 30, 2004 were $96.9 million and 11.0% of net sales, compared to $7.9 million and 1.0% of net sales for the same period in 2003.

Fully diluted weighted average shares outstanding were 95.8 million for the quarterly period ended June 30, 2004, compared with fully diluted weighted average shares outstanding of 100.5 million for the same period in fiscal 2003. Fully diluted weighted average shares outstanding were 92.9 million for the nine months ended June 30, 2004, compared with fully diluted weighted shares outstanding of 104.1 million for the same period in fiscal 2003. The period-over-period decreases in fully diluted weighted average shares outstanding resulted from repurchases of Company stock between October 2002 and December 2003. Included in the fully diluted shares outstanding for the three months and nine months ended June 30, 2004 are 3.3 million shares and 1.1 million shares arising from our convertible debt, which became convertible on June 16, 2004 due to the pending merger with Fisher Scientific and will remain convertible until 15 days after the closing of the transaction. No convertible debt was converted as of June 30, 2004.

The net cash provided by operating activities for the third quarter of fiscal 2004 was $63.5 million, compared to $58.5 million for the same period last year. The net cash provided by operating activities for the nine months ended June 30, 2004 was $176.8 million, compared to $115.4 million for the same period last year. The period-over-period increases in free cash flow resulted from the timing of tax payments and reduced capital expenditures.

Inventory was $222.3 million at the end of the third quarter. Inventory turns for the quarter were 2.7, compared with 2.6 for the second quarter of fiscal 2004. Accounts receivable at the end of the quarter were $191.1 million. Days sales outstanding in the third quarter were 54.5 days, compared with 52.0 days for the second quarter of fiscal 2004.

SPECIAL ITEMS

Restructuring expenses during the three and nine months ended June 30, 2004 were $1.8 million and $7.0 million, respectively. These charges were primarily related to costs associated with the consolidation of facilities and discontinuance of certain product lines.

Additionally, during the three and nine months ended June 30, 2004, the Company incurred transaction expenses of approximately $2.0 million and $4.2 million, respectively, associated with the pending merger with Fisher Scientific International Inc.

UPCOMING COMPANY TRADE SHOW EXHIBITS

Show	Details
American Association of Clinical Chemistry	July 25 – 29, 2004 Los Angeles, CA www.aacc.org

Drug Discovery Technology	August 8-13, 2004 Boston, MA www.drugdisc.com

Chips to Hits	September 20-22, 2004 Boston, MA www.chipstohits.com

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands except share and per share data)

(unaudited)

	June 30, 2004	September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$92,872	$18,505
Marketable securites - available for sale	15,166	17,625
Accounts receivable (less allowance for doubtful accounts of $5,369 and $4,286 respectively)	191,055	179,523
Inventories	222,315	206,549
Deferred income taxes	15,308	15,308
Prepaid expenses and other current assets	19,699	16,518

Total current assets	556,415	454,028
Property, plant and equipment, net	269,555	282,752
Intangible assets, net	199,833	179,492
Goodwill	1,023,564	999,243
Other assets	39,061	34,476

Total assets	$2,088,428	$1,949,991

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt and overdrafts	$10,889	$12,801
Current portion of long-term debt	2,190	2,281
Accounts payable	47,339	50,220
Income taxes payable	41,584	20,053
Accrued payroll and employee benefits	39,389	34,484
Accrued interest expense	3,780	8,844
Restructuring reserve	3,048	1,758
Other current liabilities	48,851	38,883

Total current liabilities	197,070	169,324
Long-term debt, less current portion	912,333	891,989
Deferred income taxes	154,827	137,683
Other liabilities	29,350	26,948
Commitments and contingent liabilities

Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 20,000,000 shares	—	—
Common stock, $0.01 par value; authorized 250,000,000 shares; issued 107,120,682 and 107,057,865 shares; outstanding 89,988,443 and 92,013,345 shares, respectively	1,071	1,071
Additional paid-in capital	287,400	270,119
Retained earnings	833,993	737,045
Accumulated other comprehensive income (loss)	18,085	(3,127)
Deferred compensation	(4,955)	—
Treasury common stock, 17,132,239 and 15,044,520 shares at cost	(340,746)	(281,061)

Total shareholders’ equity	794,848	724,047

Total liabilities and shareholders’ equity	$2,088,428	$1,949,991

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2004	2003	2004	2003
Net sales	$307,701	$278,478	$884,290	$812,914

Cost of sales:
Cost of products sold	161,008	143,839	464,529	422,205
Restructuring charges	1,365	955	1,652	955

Total cost of sales	162,373	144,794	466,181	423,160

Gross profit	145,328	133,684	418,109	389,754

Selling, general and administrative expenses	79,330	69,923	227,940	209,863
Merger expenses	1,953	—	4,239	—
Restructuring charges and asset impairments	399	475	5,370	807

Total selling, general and administrative expenses	81,682	70,398	237,549	210,670

Operating income	63,646	63,286	180,560	179,084

Other income (expense):
Interest expense, net	(6,891)	(11,635)	(22,707)	(32,427)
Amortization of deferred financing fees	(1,681)	(1,006)	(4,693)	(2,809)
Loss on extinguishment of debt	—	—	(171)	—
Other, net	313	163	741	943

Income from continuing operations before income taxes	55,387	50,808	153,730	144,791
Income taxes	20,693	15,104	56,514	49,408

Income from continuing operations	34,694	35,704	97,216	95,383
Discontinued operations, net of income tax benefit	(413)	(188)	(267)	(87,516)

Net income	$34,281	$35,516	$96,949	$7,867

Basic earnings per common share from continuing operations	$0.39	$0.36	$1.08	$0.93
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.85)

Basic earnings per common share	$0.38	$0.36	$1.08	$0.08

Diluted earnings per common share from continuing operations	$0.36	$0.36	$1.05	$0.92
Discontinued operations	$(0.00)	(0.00)	$(0.00)	(0.84)

Diluted earnings per common share	$0.36	$0.35	$1.05	$0.08

Weighted average basic shares outstanding	89,654	99,486	89,601	103,053
Weighted average diluted shares outstanding	95,812	100,526	92,884	104,056

APOGENT TECHNOLOGIES INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$96,949	$7,867
Adjustments to reconcile net income to net cash provided by operating activities:
Discontinued operations	267	87,516
Depreciation	34,464	31,819
Amortization of intangible assets and deferred financing fees	16,754	14,377
Amortization of deferred compensation	991	—
Gain on sale of property plant and equipment	196	244
Asset impairments	2,693	—
Loss on extinguishment of debt and settlement of securities lending	171	—
Deferred income taxes	15,370	10,252
Changes in assets and liabilities, net of effects of businesses acquired:
(Increase) decrease in accounts receivable	(4,518)	2,504
Increase in inventories	(8,327)	(11,110)
Increase in prepaid expenses and other current assets	(3,111)	(3,376)
Decrease in accounts payable	(4,892)	(6,956)
Increase (decrease) in income taxes payable	20,735	(6,604)
Increase (decrease) in accrued payroll and employee benefits	3,933	(1,372)
Decrease in accrued interest expense	(5,064)	(7,290)
Increase (decrease) in restructuring reserve	1,290	(298)
Increase in other current liabilities	6,336	2,842
Net change in other assets and liabilities	2,532	(4,970)

Net cash provided by operating activities	176,769	115,445

Cash flows from investing activities:
Capital expenditures	(18,466)	(37,684)
Proceeds from sales of property, plant and equipment	2,639	1,221
Net payments for businesses acquired	(41,983)	(21,654)
Other investing activities	696	1,546

Net cash used in investing activities	(57,114)	(56,571)

Cash flows from financing activities:
Proceeds from revolving credit facility	161,300	469,400
Principal payments on revolving credit facility	(484,406)	(469,400)
Proceeds from long-term debt	345,000	250,000
Principal payments on long-term debt	—	(23,408)
Proceeds from the exercise of stock options	50,770	2,543
Proceeds from employee stock purchase program	1,586	927
Purchase of treasury stock	(109,437)	(226,348)
Financing fees paid	(9,320)	(9,168)
Premium paid on extinguishment of debt and settlement of securities lending	(171)	—
Other financing activities	—	2,510

Net cash used in financing activities	(44,678)	(2,944)

Effect of exchange rate changes on cash and cash equivalents	(610)	13,893

Net increase in cash and cash equivalents	74,367	69,823
Cash and cash equivalents at beginning of period	18,505	16,327

Cash and cash equivalents at end of period	$92,872	$86,150

Item 9. Regulation FD Disclosure

Attached hereto as Exhibit 99.1, but only furnished pursuant to Item 12 of this Report, is the registrant’s press release dated July 28, 2004 announcing the Company’s earnings for the quarter and nine months ended June 30, 2004.

Item 12. Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 is the registrant’s press release dated July 28, 2004 announcing the Company’s earnings for the three months ended June 30, 2004. Within the press release, the Company has presented certain financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“Non-GAAP Measures”). The Company has presented Non-GAAP Measures for, among others: (i) adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”); and (ii) free cash flow. With respect to all such Non-GAAP Measures, the Company has included (a) a presentation of the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”); and (b) a quantitative reconciliation of the differences between the Non-GAAP Measures and the most directly comparable measure calculated and presented in accordance with GAAP.

The Company has included information concerning Adjusted EBITDA and free cash flow because the Company’s management believes that some investors use Adjusted EBITDA and free cash flow as measures of a company’s historical ability to service its debt. Adjusted EBITDA and free cash flow should not be considered as alternatives to, or more meaningful than, net income as an indicator of the Company’s operating performance, or cash flows from operating activities as a measure of liquidity. As indicated on the attached, Adjusted EBITDA and free cash flow have not been prepared in accordance with generally accepted accounting principles (GAAP). Adjusted EBITDA and free cash flow, as presented by Apogent, may not be comparable to similarly titled measures reported by other companies. Certain other non-GAAP financial measures (i.e., adjusted gross profit, adjusted gross margin, and adjusted operating income) have been provided in order to provide consistency with the format of presentation previously made to the investing public.

Investors should recognize these Non-GAAP Measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternatives for measures of financial performance determined in accordance with GAAP, such as net income as a measure of operating results or cash flows as a measure of liquidity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGENT TECHNOLOGIES INC. (Registrant)

Date: July 29, 2004	By:	/s/ Michael K. Bresson
Michael K. Bresson Executive Vice President – Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 28, 2004, reporting Apogent’s quarterly and year-to-date results as of June 30, 2004.